Exhibit 99.2

NEWS RELEASE

Contacts:	David W. Pijor	Patricia A. Ferrick
	Chairman and CEO	President
	FVCBankcorp, Inc.	FVCBankcorp, Inc.
	(703) 436-3802	(703) 436-3822
	DPijor@FVCBank.com	PFerrick@FVCBank.com

FVCBANKCORP, INC. ANNOUNCES CLOSING OF INITIAL PUBLIC OFFERING

FAIRFAX, VA — (BUSINESS WIRE)—September 18, 2018 (Nasdaq: FVCB) — FVCBankcorp, Inc. (“FVCB” or the “Company”), announced today the closing of its initial public offering of its common stock.  The Company sold 1,750,000 shares of its common stock at a public offering price of $20.00 per share, resulting in gross proceeds of $35.0 million.  The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $31.9 million.

The underwriters have a 30 day option to purchase up to an additional 262,500 shares of common stock, at the initial offering price. If the underwriters’ option is exercised in full, it would result in additional gross proceeds of $5.3 million, or net proceeds of approximately $4.9 million after deducting the underwriting discount and estimated offering expenses.

Sandler O’Neill + Partners, L.P. and Raymond James & Associates, Inc. acted as the joint book-running managers in the proposed offering.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. The offering has been made only by means of a prospectus. A copy of the prospectus related to the offering may be obtained from Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: Syndicate, or by calling (866) 805-4128, or from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention Equity Capital Markets, or by calling (800)-248-8863.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FVCBankcorp, Inc.

Celebrating over 10 years of sound financial performance and continued growth, FVCbank commenced operations in November 2007 and is the wholly-owned subsidiary of FVCB. FVCbank is a $1.1 billion Virginia-chartered community bank serving the banking needs of commercial businesses, nonprofit organizations, professional service entities, their owners and employees located in the greater Washington, D.C., metropolitan and Northern Virginia area. Locally owned and managed, it is based in Fairfax, Virginia, and has six full-service offices in Arlington, Ashburn, Fairfax, Manassas, Reston and Springfield, Virginia.

Forward-Looking Statements

Certain statements contained in this communication may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could,” “believes,” “plans,” “potential,” “continue,” “should,” or “intend,” and similar words or phrases, future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to FVCB’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. These statements are based upon the beliefs of the respective management of FVCB as to the expected outcome of future events, current and anticipated economic conditions, nationally and in FVCB’s markets, and their impact on the operations and assets of FVCB, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Factors that could cause actual results to differ materially from forward-looking statements or historical performance include, among others: changes in FVCB’s operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of FVCB to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of FVCB’s interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability to obtain regulatory approvals and meet other closing conditions to the merger, delays in integrating Colombo Bank’s business or fully realizing cost savings and other benefits of the merger, business disruption following the merger with Colombo Bank, changes in interest rates and capital markets, inflation, customer acceptance of FVCB’s products and services, customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions and other risk factors. Any forward-looking statement speaks only as of the date of this document, and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this document.